As filed with the Securities and Exchange Commission on April 13, 2010.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERIS BANCORP

(Exact name of registrant as specified in its charter)

Georgia	6022	58-1456434
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

310 First St., S.E.

Moultrie, Georgia 31768

(229) 890-1111

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mr. Edwin W. Hortman, Jr.

Chief Executive Officer

Ameris Bancorp

310 First St., S.E.

Moultrie, Georgia 31768

(229) 890-1111

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Steven E. Fox, Esq. Jody L. Spencer, Esq. Rogers & Hardin LLP 2700 International Tower 229 Peachtree Street, NE Atlanta, Georgia 30303 (404) 522-4700 (404) 525-2224 (facsimile)	Brian T. Atkinson, Esq. Bryan Cave LLP One Wachovia Center 301 S. College Street Suite 3700 Charlotte, North Carolina 28202 (704) 749-8999 (704) 749-8990 (facsimile)

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☐

If this Form is filed to register additional shares for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☒ 333-163271

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Common Stock	$12,000,000	$856

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o).
(2)	The $12,000,000 proposed maximum aggregate offering price is in addition to the $60,000,000 proposed maximum aggregate offering price registered pursuant to the Registrant’s Registration Statement (File No. 333-163271). A registration fee of $3,348 was previously paid in connection with that Registration Statement.

This registration statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) (“Rule 462(b)”) under the Securities Act of 1933, as amended, and General Instruction V of Form S-1. Pursuant to Rule 462(b), the contents of our registration statement, as amended (File No. 333-163271), including the exhibits thereto, which was declared effective by the Securities and Exchange Commission (the “Commission”) on April 13, 2010 (the “Initial Registration Statement”), are incorporated by reference into this Registration Statement. This Registration Statement covers the registration of an additional $12,000,000 aggregate offering price of our common stock in the offering related to the Initial Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.	Exhibits and Financial Statement Schedules.

Exhibit Number	Description

5.1	Opinion of Rogers & Hardin LLP regarding legality of securities.

23.1	Consent of Porter Keadle Moore, LLP.

23.2	Consent of Mauldin & Jenkins, LLC.

23.3	Consent of Rogers & Hardin LLP (included in Exhibit 5.1).

24.1	Power of Attorney.*

*	Previously filed as Exhibit 24.1 to the Registrant’s Registration Statement (File No. 333-163271).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia, on April 13, 2010.

AMERIS BANCORP

By:	/s/ Edwin W. Hortman, Jr.
Name:	Edwin W. Hortman, Jr.
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on this April 13, 2010.

	Signature	Title

	/s/ Edwin W. Hortman, Jr. Edwin W. Hortman, Jr.	President and Chief Executive Officer and Director (principal executive officer)

	* Dennis J. Zember Jr.	Executive Vice President and Chief Financial Officer (principal accounting and financial officer)

	* J. Raymond Fulp	Director

	* Daniel B. Jeter	Director

	* Robert P. Lynch	Director

	* Brooks Sheldon	Director

	* Jimmy D. Veal	Director

	* V. Wayne Williford	Director

*By:	/s/ Edwin W. Hortman, Jr.
Edwin W. Hortman, Jr.
Attorney-In-Fact